As filed with the Securities and Exchange Commission on March 15, 1994
                                             Registration No. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                           __________
                            FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           __________
                       AMERICREDIT CORP.
     (Exact name of registrant as specified in its charter)

            TEXAS                          75-2291093
(State or other jurisdiction            (I.R.S. Employer
     of incorporation or               Identification No.)
        organization)

           200 BAILEY AVENUE, FORT WORTH, TEXAS 76107
                         (817) 332-7000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           __________

       CHRIS A. CHOATE                      COPY TO:
       GENERAL COUNSEL
      AMERICREDIT CORP.                 L. STEVEN LESHIN
      200 BAILEY AVENUE              JENKENS & GILCHRIST, A
   FORT WORTH, TEXAS 76107          PROFESSIONAL CORPORATION
       (817) 332-7000             1445 ROSS AVENUE, SUITE 3200
  (Name, address, including         DALLAS, TEXAS  75202-2799
        zip code, and
 telephone number, including
   area code, of agent for
          service)
                           __________
      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED  SALE  TO  THE
PUBLIC:   As  soon  as possible after the Registration  Statement
becomes effective.
                           __________
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
                           __________
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                           __________

                 CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Proposed
                                                                      Proposed maximum            maximum
   Title of each class of                                             offering price per          aggregate         Amount of
   securities registered                Amount to be registered          security(1)         offering price (1)  Registration fee
- -----------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par value......     1,500,000 Shares (2)             $ 6.1875              $9,281,250(3)       $3,200.43
- -----------------------------------------------------------------------------------------------------------------------------------
Stock Options to purchase 1,500,000     1,500,000 Dealership
shares of common stock (4).........     Stock Options (4)                  (5)                      (5)              $100.00
- -----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                              $3,300.43
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

      (1) Estimated solely for the purpose of calculating the registration fee.
      (2) Shares issuable upon exercise of nonqualified stock options ("Dealership Stock Options") authorized to be granted to automobile dealerships under the Dealership Stock Option Plan of AmeriCredit Corp. (the "Plan").
      (3) Calculated pursuant to Rule 457(c). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on 1,500,000 shares of Common Stock reserved for issuance under the Plan and that are not currently subject to outstanding Dealership Stock Options at a price per share of $6.1875, which is the average of the highest and lowest selling price per share of Common Stock on the New York Stock Exchange on March 9, 1994.
      (4) Dealership Stock Options to be granted to automobile dealerships under the Plan.
      (5) Dealership Stock Options are granted pursuant to a formula in the Plan to eligible automobile dealerships based on the number of financing contracts sold by such automobile dealership to the registrant.




      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION  STATEMENT   SHALL THEREAFTER  BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                           Subject to Completion
                                     Preliminary Prospectus Dated March 15, 1994

                 1,500,000 SHARES OF COMMON STOCK ISSUABLE UPON
                      EXERCISE OF DEALERSHIP STOCK OPTIONS
                                     AND THE
                ISSUANCE OF THE RELATED DEALERSHIP STOCK OPTIONS

                                AMERICREDIT CORP.
                                  ____________

      Americredit Corp., a Texas corporation (the "Company"), desires to provide an incentive to automobile dealerships to refer business to the Company through the grant by the Company of nonqualified stock options to such automobile dealerships. Such grants will be first made when a dealership becomes part of the Company's network of referring dealerships (the "Dealership Network") and thereafter will be based on the amount of business such dealership refers to the Company. On March 2, 1994, the Company's Board of Directors adopted the Dealership Stock Option Plan of AmeriCredit Corp. (the "Plan") to provide for such grants.

      This prospectus relates to the 1,500,000 shares (the "Shares") of common stock, $0.01 par value per share ("Common Stock"), of the Company, that will be issued upon exercise of nonqualified stock options ("Dealership Stock Options") to be granted under the Plan to automobile dealerships that become a part of the Company's Dealership Network and that refer business to the Company. This prospectus also relates to the 1,500,000 Dealership Stock Options to be granted under the Plan.

     The Plan provides for the automatic grant of Dealership Stock Options to participating dealerships or their designees upon a Dealership becoming a part of the Dealership Network and additional grants to such dealerships or their designees will be made thereafter at the end of each calendar quarter pursuant to a formula based on the number of financing contracts such dealerships sell to the Company during such quarter. See "The Plan--Automatic Grant of Dealership Stock Options." Each Dealership Stock Option will have an exercise price equal to the fair market value of a share of Common Stock on the option's date of grant and will expire on the third anniversary of such date of grant. Dealership Stock Options shall be exercisable in full upon their date of grant. Dealership Stock Options may not be transferred, assigned or hypothecated and any attempt to transfer, assign or hypothecate a Dealership Stock Option shall cause such Dealership Stock Option to become null and void.

     Generally, the shares of Common Stock received upon the exercise of Dealership Stock Options may be resold under the Securities Act of 1933, as amended (the "Securities Act"), without limitation as to either the quantity sold or the period during which such stock was held, provided such shares are acquired upon exercise of a Dealership Stock Option while the registration statement of which this prospectus is a part remains effective under the Securities Act.

     The grant of a Dealership Stock Option to an eligible dealership or its designee will not be taxable to such eligible dealership or designee. Upon the exercise of a Dealership Stock Option, the eligible dealership or designee will recognize ordinary compensation income at the time of the exercise in an amount equal to the excess of the then fair market value of the shares of Common Stock received over the exercise price. Because participants in the Plan will not be employees of the Company, there will be no withholding with respect to such amount.

     The Common Stock is traded on the New York Stock Exchange under the symbol ACF. On March 9, 1994, the last reported sale price of the Common Stock as reported by the New York Stock Exchange was $6.25 per share.
                                  ____________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

         The date of this prospectus is March __, 1994.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents can be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at certain of its regional offices located at the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601; and 7 World Trade Center,
New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   Additional information regarding the Company and the stock options and common stock offered hereby is contained in the Registration Statement on Form S-3 (which includes this prospectus) and the exhibits relating thereto, filed with the Commission under the Securities Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission are incorporated in and made a part of this prospectus:

        (i) The Company's Annual Report on Form 10-K for the year ended June 30, 1993;

       (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1993 and December 31, 1993; and

      (iii) The Company's Registration Statement on Form 8-A, dated October 4, 1989.

      Any statement contained in any of the aforesaid documents shall be deemed to be modified or superseded for all purposes to the extent a statement in this prospectus or in any subsequently filed document incorporated by reference herein modifies, supersedes or replaces such statement.

     All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to termination of this offering shall be deemed to be incorporated in and made a part of this prospectus.

      The Company will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner of Dealership Stock Options or Shares, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copy or copies should be directed to the Company's Director of Investor Relations, 200 Bailey Avenue, Fort Worth, Texas 76107; telephone (817) 332-7000.

                                   THE COMPANY

      Since July 1992, the Company has been engaged in the indirect consumer finance business through its wholly owned subsidiary, AmeriCredit Financial Services, Inc. ("AFSI"). Through AFSI's branch offices, the Company serves as a source for franchised and independent automobile dealerships to finance their customers' purchases of automobiles. Consumer finance contracts originated by automobile dealerships, which conform to the Company's credit policies, are purchased by the Company ("Contracts"), generally at a discount and without recourse against the automobile dealership. Contracts typically range in amount from $5,000 to $10,000 with repayment terms usually ranging from 24 to 60 months. The Company services its consumer loan portfolio at a centralized facility using its automated collection system.

   Since September 1992, the Company has also been engaged in the premium finance business through its wholly owned subsidiary, AmeriCredit Premium Finance, Inc. ("APFI"). APFI finances insurance premiums for consumers purchasing car liability and physical damage insurance through independent insurance agents. Such loans typically range in amount from $300 to $1,200 with repayment terms ranging from four to ten months.

     The Company was incorporated in Texas on May 18, 1988 and succeeded to the business, assets and liabilities of a predecessor corporation formed under the laws of Texas on August 1, 1986.

      As used herein, the term "Company" refers to the Company, its wholly owned subsidiaries and its predecessor corporation. The Company's principal executive offices are located at 200 Bailey Avenue, Fort Worth, Texas 76107 and its telephone number is (817) 332-7000.

                                    THE PLAN

GENERAL

      The Company desires to provide an incentive to automobile dealerships to refer business to the Company through the grant by the Company of nonqualified stock options to such automobile dealerships. Such grants will be first made when a dealership becomes part of the Dealership Network and thereafter will be based on the amount of business such dealership refers to the Company. On March 2, 1994, the Company's Board of Directors adopted the Plan to provide for such grants.

     Competition for the purchase of Contracts from referring automobile dealerships among finance companies and banks is intense. Through the implementation of the Plan, the Company intends to provide an additional incentive for an automobile dealership to become a part of the Company's Dealership Network and to refer business to the Company. Such incentives will be in addition to the normal and usual terms under which the Company and others acquire Contracts from dealerships. Thus, the Company has adopted the Plan to provide a means for the Company to enhance its competitive position. The Company believes that by providing the referring automobile dealerships an opportunity to participate in the possible success and growth of the Company through the ownership of Dealership Stock Options, the referring dealerships will possibly have an added incentive to refer Contracts to the Company. Further, the dealerships' interests will, by virtue of the ownership of the Dealership Stock Options, be more closely aligned with the interests of the Company and its shareholders. However, because the Dealership Stock Options will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant, there can be no assurances that the holders of the Dealership Stock Options will realize any benefits from the acquisition and ownership of the Dealership Stock Options. Furthermore, participants in the Plan should recognize that the purchase of shares of Common Stock of the Company pursuant to the exercise of Dealership Stock Options, like the purchase of any other security, involves an element of risk as the market value of such shares may go down as well as up.

     The statements in this prospectus concerning the terms and provisions of the Plan are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the documents filed as exhibits to the registration statement of which this prospectus is a part. Additional updating and other information with respect to the Plan and the Dealership Stock Options and Shares offered thereunder may be provided in the future to holders of Dealership Stock Options.

     The Plan is not a qualified deferred compensation plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      Eligible dealerships under the Plan may obtain additional information regarding the Plan and its administration from the Company's Director of Investor Relations, 200 Bailey Avenue, Fort Worth, Texas 76107. The Director of Investor Relations may also be reached by phone at (817) 332-7000.

PURPOSE OF THE PLAN

      The purpose of the Plan is to provide an additional incentive to automobile dealerships to refer business to the Company. In furtherance of this purpose, the Plan authorizes the granting of Dealership Stock Options to certain automobile dealerships that become a part of the Dealership Network, or their designees, and thereafter to such dealerships or their designees based on the amount of business referred to the Company by such dealership.

ELIGIBILITY

     Any business that sells automobiles to the general public and becomes a part of the Dealership Network by signing, among other documents, a Dealership Participation Letter (an "Eligible Dealership"), as provided in the Plan, is eligible for the grant of Dealership Stock Options.

ADMINISTRATION

      The Chief Executive Officer of the Company or an officer or officers of the Company or a subsidiary of the Company designated by the Chief Executive Officer shall administer the Plan (herein the term "Plan Administrator" shall refer to whoever is administering the Plan at any given time). The Plan Administrator, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Plan Administrator are final, binding and conclusive.

AUTOMATIC GRANT OF DEALERSHIP STOCK OPTIONS

      The Plan provides for the automatic grant of Dealership Stock Options to Eligible Dealerships or their designees. On the date that an Eligible Dealership becomes a part of the Dealership Network by executing its Dealership Participation Letter and other required documents, such Eligible Dealership or its designee shall receive a Dealership Stock Option exercisable to purchase shares of Common Stock. The Plan Administrator shall, in its sole discretion, determine the total amount of shares of Common Stock for which such Dealership Stock Option shall be exercisable.

     Subsequently, on the last day of each calendar quarter, each Eligible Dealership or its designee shall be granted a Dealership Stock Option exercisable for a certain number of shares of Common Stock pursuant to a formula as provided in the Plan based on the number of Contracts that such Eligible Dealership has sold to the Company in such quarter. Such formula provides that if in any calendar quarter an Eligible Dealership has sold to the Company (i) less than 25 Contracts, such Eligible Dealership would receive no Dealership Stock Options; (ii) 25 to 50 Contracts, such Eligible Dealership would receive Dealership Stock Options exercisable for such number of shares of Common Stock as is the result of the number of Contracts sold to the Company by such Eligible Dealership in such quarter multiplied by 150 and divided by the fair market value of a share of Common Stock on the last business day of such quarter; or
(iii) over 50 Contracts, such Eligible Dealership would receive Dealership Stock Options exercisable for such number of shares of Common Stock as is the product of (X) the number of Contracts sold to the Company by such Eligible Dealership during such quarter, less 25 and (Y) 300, divided by the fair market value of a share of Common Stock on the last business day of such quarter.

     For example, pursuant to the formula, a dealership that sells 25 Contracts to the Company in a calendar quarter where the closing sales price of Common Stock on the last business day of such quarter is $7.00 per share would receive Dealership Stock Options to purchase 536 shares of Common Stock with an exercise price of $7.00 per share (e.g. 25 Contracts multiplied by 150 and divided by the fair market value of a share of Common Stock of $7.00 equals 536 Shares subject to Dealership Stock Options). In contrast, pursuant to the formula, a dealership that sells 100 Contracts to the Company in the same calendar quarter would receive Dealership Stock Options to purchase 3,214 shares of Common Stock with an exercise price of $7.00 per share (e.g. 100 Contracts, less 25, multiplied by 300 and divided by the fair market value of a share of Common Stock of $7.00 equals 3,214 Shares subject to such Dealership Stock Options).

     Dealership Stock Options shall be granted to Eligible Dealerships or their designees, if any, as designated in such Eligible Dealership's Dealership Participation Letter, as such letter may be supplemented from time to time, but not any more frequently than one supplement every calendar quarter.

TYPE OF STOCK OPTION

     Dealership Stock Options shall be nonqualified stock options and will not be entitled to the tax treatment of incentive stock options as defined in
Section 422 of the Code.

OPTION AGREEMENTS

     Each Dealership Stock Option shall be evidenced by an Option Agreement that shall contain such terms as determined by the Plan Administrator and as are not inconsistent with the Plan or applicable law. The Plan Administrator shall deliver such Option Agreements within a reasonable time period following such Dealership Stock Option's date of grant. The Option Agreement shall be issued in the name of the Eligible Dealership or such other person as may be designated by the Eligible Dealership.

EXERCISE PRICE

     The exercise price per share of Common Stock of any Dealership Stock Option shall be the fair market value per share of Common Stock on the date of grant of such Dealership Stock Option. As defined in the Plan, the fair market value of a Share of Common Stock on a specified date, provided the Common Stock continues to trade on the New York Stock Exchange, is the closing sales price on the date of grant or the next business day prior thereto, if such shares did not trade on the date of grant.

EXERCISE OF DEALERSHIP STOCK OPTIONS AND PAYMENT

      Each Dealership Stock Option is immediately exercisable on or after its date of grant. A Dealership Stock Option may be exercised by written notice to the Company. Such written notice shall be in accordance with the terms of the agreement evidencing such Dealership Stock Option, and must be accompanied by payment of the full exercise price for the Shares the holder of the Dealership Stock Option (an "Optionee") chooses to exercise. Unless further limited in any agreement evidencing a Dealership Stock Option by the Plan Administrator, the exercise price for any Shares purchased shall be paid solely in cash, by certified or cashier's check or by money order. The Plan Administrator, in its sole discretion, may accept a personal check in full or partial payment of any Shares.

     In order to assure compliance with the securities laws, during any time that the registration statement of which this prospectus is a part is not effective, the Plan Administrator may require such evidence as it may deem necessary to establish that the shares of Common Stock are being purchased for
investment and not  with  a  view  to,  or  for  sale  in  connection  with,   a
distribution (as that term is defined under the Securities Act). If this prospectus is not then part of an effective registration statement, the Plan Administrator may further require legends on the certificates representing the Shares.

     As a condition to the transfer of a certificate representing Shares, the Plan Administrator may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan or any law or regulation.

TERMINATION OR CANCELLATION OF DEALERSHIP STOCK OPTION

      The unexercised portion of a Dealership Stock Option will automatically terminate on the third anniversary of such Dealership Stock Option's date of grant.

      In anticipation of certain major corporate events, such as, among other things, certain changes in control, mergers or sales of substantially all of the assets of the Company (a "Cancellation Event"), the Plan Administrator may, after thirty days' written notice to an Optionee (the "Cancellation Notice"), cancel any portion of a Dealership Stock Option that remains exercisable upon the consummation of such Cancellation Event. If the Cancellation Event is not consummated, the Cancellation Notice relating to such Cancellation Event shall be of no effect. An Optionee, in any event, will have the opportunity to exercise the Optionee's Dealership Stock Options in full prior to such Cancellation Event.

TRANSFERABILITY

     Dealership Stock Options may not be transferred, assigned or hypothecated after their grant and any attempt to transfer, assign or hypothecate a Dealership Stock Option shall cause such Dealership Stock Option to become null and void. Dealership Stock Options may be exercised solely by the Optionee.

RESERVE OF COMMON STOCK

      Shares of Common Stock to be issued upon the exercise of Dealership Stock Options may be either shares held in the Company's treasury or
from authorized but unissued  shares.   If any  Dealership Stock Option or any
part of such Dealership Stock Option, expires, terminates or is canceled or surrendered as to any Shares, for any reason without having been exercised in
full, the   Shares  allocable  to  the  unexercised  portion  of   such
Dealership Stock Option may again be subject to the grant of Dealership Stock Options under the Plan.

TERM OF THE PLAN

      The Plan became effective on the date of this prospectus (the "Effective Date"). The Plan is to continue in effect until the tenth anniversary of the Effective Date unless sooner terminated by the Company.

ADJUSTMENTS

      In the event of any stock dividend, stock split-up, combination or exchange of shares of Common Stock, appropriate adjustments shall be made to (i) the number of shares reserved under the Plan; (ii) the number of shares subject to each outstanding Dealership Stock Option; (iii) the exercise price of each outstanding Dealership Stock Option and (iv) the number of shares subject to subsequently granted Dealership Stock Options. No adjustment shall be made upon the issuance of shares of the Company's capital stock or securities convertible into the Company's capital stock, either in connection with a direct sale or upon the exercise of rights or to subscribe therefor, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities.

AMENDMENT

     The Company's Board of Directors may amend, modify or terminate the Plan and any outstanding Dealership Stock Option at any time and in any respect.
 Except with regard to the cancellation of a Dealership Stock Option upon the consummation of a Cancellation Event where the Optionee's consent is not required, the Board of Directors may not amend, modify or terminate an outstanding Dealership Stock Option without the Optionee's consent if such amendment, modification or termination materially impairs such outstanding Dealership Stock Option.

PROCEEDS

     The proceeds received by the Company from the sale of Shares will be used for general corporate purposes.

LISTING

      The Company has applied for a listing of the Shares on the New York Stock Exchange, subject to official notice of issuance.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The  federal tax information set forth below is based  upon present
federal  income tax laws and thus is subject  to  change when   such   laws
change.   Moreover,  this  summary   of   tax consequences attempts to
paraphrase only the general rules and is not intended to be a complete description of all tax effects from participation in the Plan.

GRANT OF DEALERSHIP STOCK OPTIONS

      The grant of a Dealership Stock Option will not be taxable to the recipient Optionee.

EXERCISE OF OPTION

      Generally, upon the exercise of a Dealership Stock Option, an Optionee will recognize ordinary compensation income at the time of the exercise in an amount equal to the excess of the then fair market value of the shares of Common Stock received over the exercise price. Because participants in the Plan will not be employees of the Company, there will be no withholding with respect to such amount.

SALE OF SHARES AFTER EXERCISE

      When shares of Common Stock received upon the exercise of a Dealership Stock Option are subsequently sold or exchanged in a taxable transaction, the Optionee generally will recognize capital gain (or loss) in the amount by which the amount realized exceeds (or is less than) the fair market value of the Common Stock on the date the Dealership Stock Option was exercised. Such capital gain or loss will be long-term or short-term depending upon the Optionee's holding period following the exercise of the Dealership Stock Option.

TAX CONSEQUENCES TO THE COMPANY

      The Company will not be entitled to a deduction for federal income tax purposes for the granting of any Dealership Stock Option. The Company will generally be entitled to a deduction for federal income tax purposes when an Optionee exercises a Dealership Stock Option in the same amount as the ordinary income realized by the Optionee. All such deductions are subject to the usual rules regarding the reasonableness of compensation.

INDIVIDUAL TAX CONSULTATION

     In addition to the federal income tax consequences described above, the acquisition, ownership or disposition of a Dealership Stock Option or shares acquired upon the exercise of a Dealership Stock Option may have tax consequences under various state or foreign laws that may be applicable to certain Optionees. Since these tax consequences, as well as the federal income tax consequences described above, may vary from Optionee to Optionee depending upon the particular facts and circumstances involved, each Optionee should consult its own tax advisor with respect to the federal income tax consequences of the grant or exercise of an Option, and also with respect to any tax consequences under applicable state or foreign law.


                          RESTRICTIONS ON RESALE

      Shares of Common Stock acquired upon exercise of Dealership Stock Options may be sold only in compliance with the registration requirements of the Securities Act and applicable state securities laws or exemptions therefrom. The Company has filed with the Commission a Registration Statement on Form S-3 registering under the Securities Act the issuance of the Dealership Stock Options and the sale of the Shares issuable upon the exercise of Dealership Stock Options (the "Registration Statement"). Consequently, under the federal securities laws, persons not deemed to be affiliates of the Company within the meaning of the Securities Act and applicable regulations promulgated thereunder by the Commission may exercise Dealership Stock Options and resell Shares under the

Securities Act without limitation as to either the quantity sold or the period during which such stock was held, provided such Shares are acquired upon exercise of a Dealership Stock Option while the Registration Statement under the Securities Act covering the issuance of such Shares is in effect.

     Persons who are "affiliates" of the Company may resell Shares under the Securities Act only (i) in accordance with the provisions of Rule 144 of the Securities Act promulgated by the Commission (exclusive of the two-year holding period if such Shares are acquired upon exercise of a Dealership Stock Option while the Registration Statement covering the issuance of such Shares is in effect) or some other exemption from registration under the Securities Act, or
(ii) pursuant to an applicable, current and effective registration statement under the Securities Act, including Form S-1 or Form S-3, but not including a registration statement on Form S-8. As of the date of this prospectus, there is no registration statement that registers sales of Shares by affiliates of the Company.

     An affiliate of the Company, as defined in Rule 405 promulgated by the Commission, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Company's Board of Directors, by contract or otherwise. Therefore, each Optionee should consult its legal counsel concerning whether it is an affiliate of the Company and the attendant restrictions on the resale of Shares under the Securities Act.


                                  LEGAL MATTERS

     The validity of Dealership Stock Options and the Shares will be passed upon for the Company by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas.


                                     EXPERTS

     The consolidated balance sheets as of June 30, 1993 and 1992 and the consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended June 30, 1993, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.

NO  PERSON HAS BEEN AUTHORIZED TO  GIVE ANY INFORMATION OR TO MAKE ANY

REPRESENTATIONS OTHER THAN  THOSE CONTAINED IN  THIS PROSPECTUS,   AND

IF  GIVEN  OR MADE,  SUCH  INFORMATION   OR REPRESENTATION  MUST   NOT

BE RELIED  UPON  AS  HAVING  BEEN AUTHORIZED BY THE   COMPANY. NEITHER

THE DELIVERY OF  THIS PROSPECTUS NOR ANY  SALE  MADE HEREUNDER  SHALL,

UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE  HAS BEEN NO

CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE

INFORMATION CONTAINED HEREIN IS CORRECT AS OF  ANY TIME SUBSEQUENT  TO

ITS DATE.   THIS  PROSPECTUS  DOES NOT  CONSTITUTE AN OFFER TO SELL OR

A SOLICITATION OF AN OFFER TO BUY  ANY SUCH SECURITIES OTHER THAN  THE

REGISTERED SECURITIES TO WHICH IT  RELATES.  THIS  PROSPECTUS DOES NOT

CONSTITUTE AN OFFER TO SELL OR A SOLICITATION  OF AN OFFER TO BUY SUCH

SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS

UNLAWFUL.


      TABLE OF CONTENTS

                          PAGE
                          ----

AVAILABLE INFORMATION .....  2
INCORPORATION OF CERTAIN
  DOCUMENTS BY REFERENCE...  2
THE COMPANY................  3
THE PLAN...................  4
FEDERAL INCOME TAX
CONSEQUENCES...............  8
RESTRICTIONS ON RESALE.....  8
LEGAL MATTERS..............  9
EXPERTS....................  9


  1,500,000 SHARES OF COMMON
 STOCK ISSUABLE UPON EXERCISE
 OF DEALERSHIP STOCK OPTIONS
           AND THE
   ISSUANCE OF THE RELATED
   DEALERSHIP STOCK OPTIONS


      AMERICREDIT CORP.



          PROSPECTUS



        MARCH __, 1994

                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Expenses payable in connection with the distribution of the
securities   being   registered   (estimated   except   for   the
registration fee), substantially all of which will be borne by the Company, are as follows:


     Registration fee................................     $ 3,000
     Legal fees and expenses.........................       7,500
     Accounting fees and expenses....................       3,000
     Stock exchange listing fee......................       1,500
     Blue sky fees and expenses......................       3,600
     Miscellaneous expenses..........................       1,000
                                                          -------

     Total                                                $19,600


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. Reference is also made to Article VIII of the Articles of Incorporation of the Company included herein as Exhibit 4.1 and Article VIII of the Bylaws of the Company included herein as Exhibit 4.2, each of which provides for broad indemnification of directors and officers.


      Reference is also made to Article IX of the Company's Articles of Incorporation, contained in Exhibit 4.1 hereto, which eliminates the liabilities of directors to the Company and its shareholders in certain circumstances.

ITEM 16.  EXHIBITS

          4.1  --   Articles of Incorporation of AmeriCredit   Corp., as amended
                    to date (incorporated by reference to   Exhibit 3.1 of the
                    registrant's Annual Report on   Form 10-K for the fiscal
                    year ended June 30, 1993).

          4.2  --   Bylaws of the registrant, as amended to date
                    (incorporated by reference to Exhibit 3.2 of  registrant's
                    Annual Report on Form 10-K for the year ended June 30,
                    1993).

          4.3* --   Dealership Stock Option Plan of AmeriCredit Corp.

          4.4* -- Form of Dealership Stock Option Agreement under the Dealership Stock Option Plan of AmeriCredit Corp.

          4.5* --  Form of Dealership Participation Letter under the
                    Dealership Stock Option Plan of AmeriCredit Corp.

          5.1* -- Opinion of Jenkens & Gilchrist, a Professional Corporation, counsel for the Company, as to the validity of issuance of the Dealership Stock Options and the Common Stock.

          23.1* -- Consent of Jenkens & Gilchrist, a Professional Corporation (to be included in the Opinion in Exhibit 5.1).

          23.2* --  Consent of Coopers & Lybrand  (included in this Part II).

          24.1* --  Power of Attorney of certain  officers  and
                    directors  (included  on  the  initial  signature  page
                    hereto).
_______
*    Filed herewith.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, offices and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT WORTH, STATE OF TEXAS, ON MARCH 2, 1994.


                                   AMERICREDIT CORP.


                                    By:   /s/ Clifton H.  Morris, Jr.
                                          ---------------------------
                                              CLIFTON H. MORRIS, JR.,
                                              CHAIRMAN  OF  THE  BOARD,
                                              PRESIDENT    AND    CHIEF
                                              EXECUTIVE OFFICER


                            POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Clifton H. Morris, Jr. and Chris A. Choate, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


   SIGNATURE                CAPACITY               DATE
   ---------                --------               ----


/s/ Clifton H. Morris, Jr. Chairman  of  the     March 2, 1994
- -------------------------- Board,  President
(Clifton H. Morris, Jr.    and Chief Executive
                           Officer of the
                           Company

/s/ Daniel E. Berce        Vice President,       March 2, 1994
- -------------------        Chief Financial
 (Daniel E. Berce)         Officer,Treasurer
                           and Director of the
                           Company (Principal
                           Financial and
                           Accounting Officer)

/s/ Michael R. Barrington  Vice    President     March 2, 1994
- -------------------------  and  Director  of
(Michael R. Barrington)    the Company


- ----------------------     Director  of  the     ____________, 1994
  (James H. Greer)         Company

   SIGNATURE                CAPACITY               DATE
   ---------                --------               ----


/s/ Gerald W. Haddock      Director  of  the     March 2, 1994
- ---------------------      Company
(Gerald W. Haddock)

/s/ Kenneth H. Jones, Jr.  Director  of  the     March 2, 1994
- -------------------------  Company
(Kenneth H. Jones, Jr.)

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




      We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated August 11, 1993, on our audit of the financial statements of AmeriCredit Corp. as of June 30, 1993. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND

Fort Worth, Texas,
March 8, 1994

                         EXHIBIT INDEX


                                                        SEQUENTIALLY
  EXHIBIT           DOCUMENT DESCRIPTION                  NUMBERED
  NUMBER                                                    PAGE
  -------                                               -----------

   4.1  --  Articles   of   Incorporation  of  AmeriCredit
            Corp., as amended to date (incorporated by reference to Exhibit 3.1 of the registrant's
            Annual Report on Form 10-K for the fiscal year ended June 30, 1993).

   4.2  --  Bylaws  of the registrant, as amended to  date
            (incorporated by reference to Exhibit 3.2 of registrant's Annual Report on Form 10-K for the year ended June 30, 1993).

  4.3*  --  Dealership  Stock Option Plan  of  AmeriCredit    __
            Corp.

  4.4*  --  Form  of  Dealership  Stock  Option  Agreement
            under  the  Dealership Stock  Option  Plan  of    __
            AmeriCredit Corp.

  4.5*  --  Form  of Dealership Participation Letter under
            the   Dealership   Stock   Option   Plan    of    __
            AmeriCredit Corp.

  5.1*  --  Opinion of Jenkens & Gilchrist, a Professional
            Corporation,  counsel for the Company,  as  to
            the  validity  of issuance of  the  Dealership    __
            Stock Options and the Common Stock.

 23.1*  --  Consent of Jenkens & Gilchrist, a Professional
            Corporation (to be included in the Opinion in Exhibit 5.1).

 23.2*  --  Consent of Coopers & Lybrand (included in this
            Part II).

 24.1*  --  Power  of  Attorney  of certain  officers  and
            directors (included on the initial signature page hereto).

_______________
*    Filed herewith.